Exhibit 32

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

WITH RESPECT TO THE ANNUAL REPORT ON FORM 11-K

FOR THE YEAR ENDED DECEMBER 31, 2006 PERTAINING TO THE

A. O. SMITH PROFIT SHARING RETIREMENT PLAN

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned certifies that to the best of his knowledge:

(1)	the Annual Report on Form 11-K pertaining to the A. O. Smith Profit Sharing Retirement Plan (the “Plan”) for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respect, the financial condition and results of the Plan.

Dated: June 27, 2007	/s/ Duane R. Carlson
Duane R. Carlson
Manager, Pension and Savings Plan